EXHIBIT 23.1


                   CONSENT OF COMPANY'S INDEPENDENT AUDITORS,
                        ROSENBERG RICH BAKER BERMAN & CO.


The Board of Directors
Coates Motorcycle Company, Ltd.

We consent to the inclusion in this Amendment No. 6 to the registration statement on Form SB-2 (File No. 333-109119) of Coates Motorcycle Company, Ltd. to be filed with the Securities and Exchange Commission on or about June 14, 2004, of (1) our report dated February 28, 2004, on our audits of the financial statements of Coates Motorcycle Company, Ltd. (the "Company") for the period beginning March 18, 2003 (date of inception) through fiscal year ended December 31, 2003. We also consent to the references to our Firm under the captions "Experts" and "Selected Consolidated Financial Data"'.


                                /s/ Rosenberg Rich Baker Berman & Co.
                                -------------------------------------
                                Rosenberg Rich Baker Berman & Co.


Bridgewater, New Jersey
June 16, 2004